Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-8 No. 333-211162) pertaining to the Conatus Pharmaceuticals Inc. 2013 Incentive Award Plan,
(2)

Registration Statement (Form S-8 No. 333-190134) pertaining to the Conatus Pharmaceuticals Inc. 2013 Incentive Award Plan, the Conatus Pharmaceuticals Inc. 2006 Equity Incentive Award Plan and the Conatus Pharmaceuticals Inc. 2013 Employee Stock Purchase Plan,

(3)	Registration Statement (Form S-3 No. 333-220014) of Conatus Pharmaceuticals Inc., and
(4)

Registration Statement (Form S-8 No. 333-223552) pertaining to the Conatus Pharmaceuticals Inc. 2013 Incentive Award Plan and a Non-Qualified Inducement Stock Option Grant Notice and Stock Option Agreement;

of our reports dated March 8, 2019, with respect to the financial statements of Conatus Pharmaceuticals Inc. and the effectiveness of internal control over financial reporting of Conatus Pharmaceuticals Inc. included in this Annual Report (Form 10-K) of Conatus Pharmaceuticals Inc. for the year ended December 31, 2018.

/s/ Ernst & Young LLP

San Diego, California

March 8, 2019